Exhibit 99.1

Carter’s Signs Definitive Agreement To Acquire OshKosh B’Gosh

          ATLANTA, May 10 /PRNewswire-FirstCall/ -- Carter’s, Inc. (NYSE: CRI) announced today that its subsidiary, The William Carter Company, has entered into a definitive agreement to acquire OshKosh B’Gosh, Inc. (Nasdaq: GOSHA).

          Under the terms of the agreement, OshKosh B’Gosh shareholders will receive $26.00 per share in cash for each share of common stock outstanding for total consideration of approximately $312 million, which includes the redemption of employee stock options.   OshKosh B’Gosh has no debt outstanding.

          Certain stockholders of OshKosh B’Gosh, owning over 75% of its Class B common stock, have entered into voting agreements in support of the transaction.  Under OshKosh B’Gosh’s charter, the vote of 66.7% of its Class B common stock is required to approve the acquisition, and no Class A shareholder approval is required.

          This transaction unites two of the most recognized brands in the  $17.5 billion baby and young children’s apparel market.  Generating over $1.3 billion in annual sales, the combined company will market its brands through the largest retailers in the United States and its combined 352 retail store locations.

          Fred Rowan, Carter’s Chairman and CEO, said, “We are excited to combine two of America’s most trusted children’s brands, known and loved by consumers for generations.  We will continue to market OshKosh B’Gosh as a separate and distinct brand.  The addition of OshKosh B’Gosh to our portfolio of brands is consistent with our strategy of offering essential core products in the newborn to young children’s age segment.  This investment is a vehicle for long-term growth and provides an opportunity to increase our share of the baby and young children’s apparel market.  By leveraging our proven brand management and supply chain skills, we anticipate that the addition of OshKosh B’Gosh will create significant value for Carter’s shareholders, customers, and consumers.”

          Doug Hyde, OshKosh B’Gosh’s Chairman and CEO, said, “We believe this transaction is a real benefit to OshKosh shareholders.  Since our founding in 1895, OshKosh B’Gosh has grown from a small town manufacturer into one of the strongest and most recognized consumer brands.  We firmly believe that Carter’s will be a great steward of the OshKosh B’Gosh brand.  The price represents a premium of over 20% to our stock price over the twelve months prior to the speculation in the market.  Our Board has unanimously concluded that this transaction is in the best interest of OshKosh’s shareholders. We are confident that this transaction will not only position OshKosh B’Gosh for a promising future but will enable the combined organization to achieve even higher levels of success over the long-term.”

          The acquisition, which is subject to regulatory review and other terms and conditions, is expected to close in the third quarter of 2005.  Carter’s plans to finance the acquisition with debt and has received firm commitments for a multi-year bank credit facility from Banc of America Securities LLC and Credit Suisse First Boston to complete the acquisition and to refinance its existing debt.  As part of this transaction, Carter’s plans to refinance its bank debt and is considering the redemption and refinancing of its 10.875% Senior Subordinated Notes.  The refinancing would result in a one-time charge estimated to be approximately $11.5 million, after tax, or $0.38 per diluted share, to write-off debt issuance costs and to pay a redemption premium on the Senior Subordinated Notes.

          Carter’s expects the acquisition to be neutral to slightly accretive to earnings in 2005, before estimated refinancing charges of approximately $0.38 per diluted share and non-cash purchase accounting adjustments of approximately $0.24 per diluted share.  Carter’s expects the acquisition to be accretive to earnings in 2006, after non-cash purchase accounting adjustments.

          Berkshire Partners LLC, a Boston-based private equity firm who has been a significant investor in Carter’s since 2001, Banc of America Securities LLC, and Credit Suisse First Boston served as financial advisors to Carter’s on the transaction.  Ropes & Gray LLP served as legal advisor to Carter’s on the transaction.

          Goldman, Sachs & Co. acted as financial advisor to OshKosh B’Gosh in connection with this transaction. Mayer, Brown, Rowe & Maw LLP served as legal advisor.

          Carter’s will host a conference call Wednesday, May 11, 2005 at 8:30 a.m. eastern daylight time to discuss the transaction.  Interested parties can access the call by dialing (719) 955-1568.  To listen to the live broadcast over the internet, please log on to www.carters.com , go to “Investor Relations” and then click on the link, “OshKosh Acquisition Conference Call.” A replay of the call will be available shortly after the broadcast through midnight eastern daylight time, May 20, 2005, at (719) 457-0820, pass code 5845326, and will be available on the Carter’s website at the same location as the live webcast.

          About Carter’s, Inc.
          Carter’s is the nation’s largest branded marketer of children’s apparel for ages newborn to six years old.  The Carter’s brand is sold through over 4,000 department and national chain stores and through 181 Carter’s retail stores.  Carter’s Child of Mine and Just One Year brands are available at Wal-Mart and Target, respectively.  Carter’s is headquartered in Atlanta, Georgia.  See www.carters.com.

          About OshKosh B’Gosh, Inc.
          OshKosh B’Gosh is a premier global marketer of quality children’s apparel and accessories.  OshKosh B’Gosh products are available in over 50 countries around the world. The brand is sold through department and national chain stores as well as 171 OshKosh B’Gosh retail stores.  OshKosh B’Gosh also markets Genuine Kids from OshKosh, at Target. OshKosh B’Gosh is headquartered in Oshkosh, Wisconsin.  See www.oshkoshbgosh.com.

          Cautionary Language
          Statements contained herein that relate to Carter’s or the combined company’s future performance, including, without limitation, statements with respect to anticipated results for fiscal 2005, 2006, or any other future period, consummation of the proposed acquisition, possible benefits of the acquisition, and the potential refinancing of the outstanding Senior Subordinated Notes are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include the risk that the acquisition will not be consummated, the risk that the integration of the Carter’s and OshKosh B’Gosh operations will not yield the expected synergies and other benefits, the risk that the acquisition will disrupt Carter’s core business, a decrease in sales to, or the loss of one or more of either company’s key customers, deflationary trends in prices, disruptions in foreign supply sources, negative publicity, the loss of one or more of either company’s major suppliers for raw materials, competition in the baby and young children’s apparel market, the combined company’s leverage which increases the combined company’s exposure to interest rate risk and could require the combined company to dedicate a substantial portion of its cash flow to repay principal, the impact of governmental regulations and environmental risks applicable to the combined company’s business, and seasonal fluctuations in the children’s apparel business.  Many of these risks are described in Carter’s most recently filed annual report on Form 10-K under the headings “Risk Factors” and “Statement Regarding Forward-Looking Statements” and in OshKosh B’Gosh’s most recently filed annual report on Form 10-K under the headings “Business Risks” and “Statement Regarding Forward-Looking Statements.”  Neither company undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

          Carter’s Contact:
          Eric Martin
          Vice President of Investor Relations
          Carter’s, Inc.
          (404) 745-2889
          OshKosh B’Gosh Contact:
          Cara O’Brien / Melissa Merrill
          Financial Dynamics
          (212) 850-5600

SOURCE  Carter’s, Inc.
          -0-                                        05/10/2005
          /CONTACT:  Eric Martin, Vice President of Investor Relations of Carter’s, Inc., +1-404-745-2889; or Cara O’Brien or Melissa Merrill of Financial Dynamics, +1-212-850-5600, for OshKosh B’Gosh/
          /Web site:  http://www.carters.com
               http://www.oshkoshbgosh.com /